Exhibit 99.1

NEWS BULLETIN

RE:

INNSUITES HOSPITALITY TRUST

FROM

INNSUITES HOTEL CENTRE

INNSUITES HOSPITALITY TRUST

1615 E. NORTHERN AVENUE, # 102

AMEX:IHT	PHOENIX, ARIZONA 85020

Phone: 602-944-1500

FOR FURTHER INFORMATION:

Marc Berg, Executive Vice President

602-944-1500

email: mberg@innsuites.com

FOR IMMEDIATE RELEASE
January 5, 2005

INNSUITES HOSPITALITY TRUST APPOINTS NEW BOARD MEMBER, APPROVES
IMPLEMENTATION OF PROXY STATEMENT PROPOSALS, AND DECLARES DIVIDEND

Phoenix, AZ, January 5, 2005 - InnSuites Hospitality Trust (AMEX:IHT)

Highlights:

The Board of Trustees:

•                  Appointed Mason Anderson to fill the vacancy on the Board of Trustees.

•                  Approved the implementation of the proposals approved by the Trust’s shareholders at the Trust’s recent annual meeting.

•                  Declared a dividend of $0.01 per share.

The Board of Trustees of InnSuites Hospitality Trust appointed Mason Anderson to the Board of Trustees.  Mr. Anderson will also serve on the Audit, Compensation, Governance and Nominating, and Executive Committees of the Board.  Mr. Anderson is an “independent” Trustee, as defined by Securities and Exchange Commission rules and American Stock Exchange listing standards.  Mr. Anderson is self-employed as a private investor, including as an investor in real estate in the southwestern United States, and owns 218,606 Shares of Beneficial Interest in the Trust (or approximately 9.3% of the Trust’s outstanding Shares).  The appointment of Mr. Anderson to the Board of Trustees and the Audit Committee will return the Trust to compliance with the American Stock Exchange’s audit committee requirements.

The Board of Trustees approved the implementation of all of the proposals approved by the shareholders at the Trust’s annual meeting held on December 10, 2004 and described in the Trust’s Proxy Statement relating to that meeting.  The proposals, which are intended to return the Trust to compliance with the American Stock Exchange’s continued listing standards, are:

A.                                   the issuance of Shares of Beneficial Interest of the Trust in exchange for the cancellation of indebtedness owed by the Trust to RRF Limited Partnership;

B.                                     the issuance of Shares of Beneficial Interest of the Trust in consideration of the Trust’s acquisition of all general partner interests of Yuma Hospitality Properties, Ltd. which are currently held by RRF Limited Partnership;

C.                                     the issuance of Shares of Beneficial Interest of the Trust in exchange for the cancellation of indebtedness owed by the Trust to certain affiliates of James Wirth, the Trust’s President and CEO; and

D.                                    the issuance of Shares of Beneficial Interest of the Trust upon the conversion of Class B limited partnership units in RRF Limited Partnership into Shares of Beneficial Interest by James Wirth and certain of his affiliates.

The Trust expects to implement the proposals on or about January 31, 2005, its fiscal year end.

The Board of Trustees also approved the payment of a cash dividend of $0.01 per share payable on January 31, 2005 to shareholders of record on January 18, 2005.  The Trust has paid dividends in each of the last 35 fiscal years.

Forward-Looking Statements

Certain matters within this press release may be discussed using forward-looking language as specified in the 1995 Private Securities Litigation Reform Act and InnSuites Hospitality Trust intends that such forward-looking statements be subject to the safe-harbor created thereby.  These forward-looking statements include statements regarding the intent, belief or current expectations of the Trust, its Trustees or its officers in respect of (i) the Trust’s ability to meet the American Stock Exchange’s continued listing requirements; (ii) the declaration or payment of dividends; (iii) the management or operation of the Hotels; (iv) the Trust’s strategic plans; and (v) trends affecting the Trust’s financial condition or results of operations.  InnSuites Hospitality Trust cautions that these statements may involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance to differ from those projected in the forward-looking statements contained herein.  Such risks include, but are not limited to: a) fluctuations in hotel occupancy rates, b) changes in room rental rates which may be charged by InnSuites Hotels in response to market rental rate changes or otherwise, c) interest rate fluctuations, d) changes in federal income tax laws and regulations, e) competition, f) any changes in the Trust’s financial condition or operating results due to acquisitions or dispositions of hotel properties, g) real estate and hospitality market conditions, h) hospitality industry factors, i) terrorist attacks or other acts of war, j) outbreaks of communicable diseases, k) natural disasters, and l) local or national economic and business conditions, including, without limitation, conditions which may affect public securities markets generally, the hospitality industry or the markets in which the Trust operates or will operate. From time to time, these and other risks are discussed in the Trust’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission.